SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

(Amendment No. 1 to Form 10 Filed on April 30, 2008)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

The Securities Exchange Act of 1934

CITIGROUP EMERGING CTA PORTFOLIO L.P.

(Exact name of registrant as specified in

its limited partnership agreement)

New York	04-3768983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

731 Lexington Ave – 25th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 212-559-2011

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Units of Limited Partnership Interest

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if smaller reporting company)

Explanatory Note

This Amendment No. 1 on Form 10/A (“Amendment No. 1”) amends the Registration Statement of Citigroup Emerging CTA Portfolio L.P. filed on Form 10, as initially filed with the Securities and Exchange Commission on April 30, 2008 (the “Original Filing”). This Amendment No. 1 amends Item 15: “Financial Statements and Exhibits” of the Form 10 to include the balance sheet and schedule of investments as pages 2 and 3 to Exhibit 99.2, which were inadvertently dropped from the Original Filing. This Amendment No. 1 otherwise describes conditions as of the date of the Original Filing and has not been updated to disclose events that may have occurred at a later date.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements.

The following financial statements have been filed as part of this registration statement:

Statement of Financial Condition of the Partnership at December 31, 2007 and 2006.

Schedule of Investments of the Partnership at December 31, 2007.

Schedule of Investments of the Partnership at December 31, 2006.

Statement of Income and Expenses for the period for the years ended December 31, 2007, 2006 and 2005.

Statement of Changes in Partners’ Capital for the years ended December 31, 2007, 2006 and 2005.

Statement of Cash Flows for the years ended December 31, 2007, 2006 and 2005.

Statement of Financial Condition of the General Partner at December 31, 2007.

(b)	Exhibits.

*Exhibit 3.1-	Certificate of Limited Partnership
*Exhibit 3.1(a) -	Certificate of Amendment of the Certificate of Limited Partnership
*Exhibit 3.2-	Limited Partnership Agreement
*Exhibit 10.1-	Management Agreement among the Partnership, Citigroup Managed Futures LLC and Altis Partners Limited
*Exhibit 10.2-	Management Agreement among the Partnership, Citigroup Managed Futures LLC and Fall River Capital LLC
*Exhibit 10.3-	Management Agreement among the Partnership, Citigroup Managed Futures LLC and Sequent Capital LLC

2

*Exhibit 10.4-	Management Agreement among the Partnership, Citigroup Managed Futures LLC and Waypoint Capital Management LLC
*Exhibit 10.5-	Management Agreement among the Partnership, Citigroup Managed Futures LLC and Xplor Capital Management, LLC
*Exhibit 10.6-	Management Agreement among the Partnership, Citigroup Managed Futures LLC and Avant Capital Management L.P.
*Exhibit 10.7-	Management Agreement among the Partnership, Citigroup Managed Futures LLC and Cantab Capital Partners LLP
*Exhibit 10.8-	Management Agreement among the Partnership, Citigroup Managed Futures LLC and Vantage Advisors L.P.
*Exhibit 10.9-	Customer Agreement between the Partnership, Citigroup Managed Futures LLC and Citigroup Global Markets Inc.
*Exhibit 10.10-	Amended and Restated Agency Agreement between the Partnership, Citigroup Managed Futures LLC and Citigroup Global Markets Inc.
*Exhibit 10.11-	Form of Subscription Agreement
*Exhibit 10.12-	Letter from the General Partner to Altis Partners Limited extending the Management Agreement from June 30, 2004 to June 30, 2005
*Exhibit 10.13-	Letter from the General Partner to Altis Partners Limited extending the Management Agreement from June 30, 2005 to June 30, 2006
*Exhibit 10.14-	Letter from the General Partner to Altis Partners Limited extending the Management Agreement from June 30, 2006 to June 30, 2007
*Exhibit 10.15-	Letter from the General Partner to Altis Partners Limited extending the Management Agreement from June 30, 2007 to June 30, 2008
*Exhibit 10.16-	Letter from the General Partner to Fall River Capital LLC extending the Management Agreement from June 30, 2004 to June 30, 2005
*Exhibit 10.17-	Letter from the General Partner to Fall River Capital LLC extending the Management Agreement from June 30, 2005 to June 30, 2006
*Exhibit 10.18-	Letter from the General Partner to Fall River Capital LLC extending the Management Agreement from June 30, 2006 to June 30, 2007
*Exhibit 10.19-	Letter from the General Partner to Fall River Capital LLC extending the Management Agreement from June 30, 2007 to June 30, 2008
*Exhibit 10.20-	Letter from the General Partner to Sequent Capital LLC extending the Management Agreement from June 30, 2004 to June 30, 2005
*Exhibit 10.21-	Letter from the General Partner to Sequent Capital LLC extending the Management Agreement from June 30, 2005 to June 30, 2006

*Exhibit 10.22-	Letter from the General Partner to Sequent Capital LLC extending the Management Agreement from June 30, 2006 to June 30, 2007
*Exhibit 10.23-	Letter from the General Partner to Sequent Capital LLC extending the Management Agreement from June 30, 2007 to June 30, 2008
*Exhibit 10.24-	Letter from the General Partner to Waypoint Capital Management LLC extending the Management Agreement from June 30, 2004 to June 30, 2005
*Exhibit 10.25-	Letter from the General Partner to Waypoint Capital Management LLC extending the Management Agreement from June 30, 2005 to June 30, 2006
*Exhibit 10.26-	Letter from the General Partner to Waypoint Capital Management LLC extending the Management Agreement from June 30, 2006 to June 30, 2007
*Exhibit 10.27-	Letter from the General Partner to Waypoint Capital Management LLC extending the Management Agreement from June 30, 2007 to June 30, 2008
*Exhibit 10.28-	Letter from the General Partner to Xplor Capital Management, LLC extending the Management Agreement from June 30, 2005 to June 30, 2006
*Exhibit 10.29-	Letter from the General Partner to Xplor Capital Management, LLC extending the Management Agreement from June 30, 2006 to June 30, 2007
*Exhibit 10.30-	Letter from the General Partner to Xplor Capital Management, LLC extending the Management Agreement from June 30, 2007 to June 30, 2008
*Exhibit 10.31-	Letter from the General Partner to Avant Capital Management L.P. extending the Management Agreement from June 30, 2005 to June 30, 2006
*Exhibit 10.32-	Letter from the General Partner to Avant Capital Management L.P. extending the Management Agreement from June 30, 2006 to June 30, 2007
*Exhibit 10.33-	Letter from the General Partner to Avant Capital Management L.P. extending the Management Agreement from June 30, 2007 to June 30, 2008
*Exhibit 99.1-	Annual Report of the Partnership for the year ended December 31, 2007
Exhibit 99.2-	Statement of Financial Condition of General Partner as of December 31, 2007
*	Incorporated by reference to the Partnership’s Form 10 previously filed on April 30, 2008.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

 CITIGROUP EMERGING CTA PORTFOLIO L.P.

(Registrant)

Date: May 20, 2008

By:	Citigroup Managed Futures LLC
(General Partner)

By:	/s/Jennifer Magro
Jennifer Magro
Chief Financial Officer